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                                                                    EXHIBIT 99.1

                          GELTEX PHARMACEUTICALS, INC.
                                153 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02451

                    Proxy for Special Meeting of Stockholders
                 to be held at 10:00 a.m. on December ___, 2000


           This Proxy is solicited on behalf of the Board of Directors

         The undersigned does hereby appoint Mark Skaletsky and Paul J. Mellett, Jr., and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of GelTex Pharmaceuticals, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 153 Second Avenue, Waltham, Massachusetts, on December __, 2000 at 10:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the proxy statement for such meeting and revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
               CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.



                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]


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                         SPECIAL MEETING OF STOCKHOLDERS

                          GELTEX PHARMACEUTICALS, INC.

                                DECEMBER __, 2000


         Please Detach and Mail in the Envelope Provided

         1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of September 11, 2000, as amended, pursuant to which the Company will be merged with and into a wholly-owned subsidiary of Genzyme Corporation. A copy of the Merger Agreement is attached as Annex A to and is described in the accompanying proxy statement/prospectus.

      / / FOR                   / / AGAINST                     / / ABSTAIN

         2. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.


Please date and sign this proxy exactly as your name(s) appear(s) on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature __________________________________    Date __________________________

Signature __________________________________    Date __________________________
                  (if held jointly)